UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

TEGNA Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street Suite 2000
Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 873-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2024, the Board of Directors of TEGNA Inc. (the “Company”) determined that, in connection with a restructuring of the Company's operations, the position of Executive Vice President and Chief Operating Officer of Media Operations of the Company (“EVP/COO") will be eliminated, which will result in the termination of employment without cause of Lynn Beall. In connection with Ms. Beall's termination of employment, she will be eligible for a severance payment in accordance with the Company’s Executive Severance Plan, as filed with the Securities and Exchange Commission (the “SEC”) and described in the Company’s Proxy Statement filed with the SEC on March 11, 2024. The severance payment is subject to Ms. Beall’s execution of a release of claims and compliance with all applicable restrictive covenants.

In order to ensure an orderly wind-down of the responsibilities associated with her position as EVP/COO, on September 18, 2024 the Company and Ms. Beall entered into a letter agreement under which Ms. Beall will continue to provide services to the Company until August 31, 2025 as EVP/COO or, if the position of EVP/COO is eliminated prior to August 31, 2025, as a Senior Advisor (such period, the “Advisory Period”), unless the Advisory Period is terminated earlier in accordance with the terms of the letter agreement. The letter agreement provides that, in consideration for her services, Ms. Beall will continue to receive her current annual base salary through her termination date with the Company. Ms. Beall will be eligible for an annual bonus for 2024, based on actual performance, and if she serves as EVP/COO for any portion of 2025, Ms. Beall will be eligible for an annual bonus for 2025, based on actual performance and prorated based on the period of her service as EVP/COO in 2025. Any equity awards award that Ms. Beall holds will continue to vest during the Advisory Period but she will not be eligible for additional equity awards following the date of the letter agreement.

The foregoing description of the terms and conditions of the letter agreement with Ms. Beall does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

On September 18, 2024, the Company issued a press release regarding Ms. Beall's departure from the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of September 18, 2024, by and between TEGNA Inc. and Lynn Beall.
99.1	Press Release, dated as of September 18, 2024.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date:	September 18, 2024	By:	/s/ Marc S. Sher
Marc S. Sher Vice President, Associate General Counsel and Secretary